                                                                     EXHIBIT 4.2

    Form of Securities Purchase Agreement by and between the Company and the officers described in the Current Report to which this Exhibit is attached.

                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 17, 2002, by and between GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation, with its principal place of business at 2441 Viscount Row, Orlando, FL 32809 (the "COMPANY"), and ___________________, individually, whose address is ________________________________ (the "BUYER").

                             PRELIMINARY STATEMENTS

         A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement (i) shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") and (ii) a warrant to purchase shares of Common Stock of the Company (the "WARRANT");

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW THEREFORE, the Company and Buyer hereby agrees as follows:

         1.       PURCHASE AND SALE OF COMMON STOCK

                  a. Purchase of Common Stock. The Company shall issue and sell to Buyer and Buyer shall purchase an aggregate of $_________ face value of shares of Common Stock (the "COMMON SHARES") at a per share purchase price of $4.744 (the "PURCHASE PRICE"), which Purchase Price shall be payable by wire transfer of immediately available United States Dollars to the Company on the Closing Date. The Company shall promptly deliver stock certificates, duly executed on behalf of the Company, representing the Common Shares (the "STOCK CERTIFICATES") to Buyer.

                  b. Warrant. On the Closing Date, Buyer will receive the Warrant to purchase _____ Common Shares. The exercise price of the Warrant will be equal to $5.744.

                  c. Closing Date. The date of the closing of the sale of the Securities (as defined below) shall be January 17, 2002 (the "CLOSING DATE").

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES

                  Buyer represents and warrants to the Company that:

                  a. Investment Purpose. The Common Shares, together with the shares of Common Stock issued upon exercise of the Warrant (the "WARRANT SHARES"), together with the Warrant (collectively, the "SECURITIES") are being acquired by Buyer in good faith solely for its own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; Buyer has no contract or arrangement with any person to sell, transfer or pledge to any person the Securities or any part thereof, any interest therein or any rights thereto; Buyer has no present plans to enter into any such contract or arrangement; and Buyer understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the 1933 Act, and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act.

                  b. Accredited Investor Status. Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                  c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it under the exemption from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

                  d. Information. Buyer understands and acknowledges that it is purchasing the Securities without being furnished any offering literature, prospectus or other materials other than copies of the SEC Documents (as defined hereinbelow), that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of the securities laws of any state, that all documents, records and books, pertaining to the Company, its business, finances and operations, and this investment have been made available to Buyer, and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, and that the books and records of the Company will be available upon reasonable notice for inspection by Buyer during reasonable business hours at the Company's principal place of business. Buyer and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, if any, have reviewed the SEC Documents and been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Buyer understands that its investment in the Securities is speculative and involves a high degree of risk high degree of risk of loss and that Buyer must be prepared to lose its entire investment in the Company. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to an informed investment decision with respect to its acquisition of the Securities. Buyer, or Buyer together with its purchaser representative, if any, have such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

                  e. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has approved or disapproved or passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities or the accuracy or adequacy of any of the information provided by the Company to Buyer regarding the Company, the Securities or any other matter, and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by Buyer in offering the Securities for sale to it without having first registered the same under the 1933 Act.

                  f. Transfer or Resale. Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Buyer shall have provided the Company with a statement of the circumstances surrounding the proposed disposition and shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect (1) that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (2) that appropriate action necessary for compliance with the 1933 Act has been taken;
(ii) any sale of such Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such

Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. Buyer understands that the stock certificates representing the Common Shares and Warrant Shares and the Warrant shall bear a restrictive legend in substantially the following form (and a stop-transfer order shall be placed against transfer of such stock certificates):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.

                  h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Buyer and are valid and binding agreements of Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  i. Domicile. Buyer's principal place of business is located in the State set forth in Buyer's address in the preamble to this Agreement.

                  j. No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in an violation of the Certificate of Incorporation , as amended, as in effect on the date hereof ("CERTIFICATE OF INCORPORATION") and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer or by which any property or asset of Buyer is bound or affected, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Buyer or by which any property or asset of the Buyer is bound or affected. The business of the Buyer is not being conducted, and shall not be conducted through the Closing Date, in violation of any law, ordinance, regulation of any governmental entity. Except as required under the 1933 Act and any applicable state securities laws, the Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

                  k. Indemnification. Buyer acknowledges that Buyer understands the meaning and legal consequences of the representations and warranties in this Section 2, and that the Company has relied upon such representations and warranties, and Buyer hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of, directly or indirectly, a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by Buyer shall in any manner be deemed to constitute a waiver of any rights granted to such Buyer under federal or state securities laws.

                  l. Short Position and Market Purchases. Buyer is not purchasing the Securities for the purpose of covering any short position in the Securities.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyer that:

                  a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the operations, properties or financial condition of the Company taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrant and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement, the Registration Rights Agreement and the Warrant have been duly executed and delivered by the Company, and (iv) this Agreement, the Registration Rights Agreement and the Warrant constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  c. Capitalization. As of January 14, 2002, the authorized capital stock of the Company consists of (i) 85,000,000 shares of Common Stock of which 10,981,729 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, $.01 par value, of which 200,000 shares have been designated "Series A Preferred Stock," 72,646 of which were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as set forth in the SEC Documents (as defined herein) and in Schedule 3.c., as of the date of this Agreement, (i) there are no outstanding options, warrants scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act other than agreements with respect to securities which have been previously registered or are subject to current registration statements.

                  d. Issuance of Securities. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Warrant Shares are duly authorized and when issued upon the exercise of the Warrant, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

                  e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance, regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

                  f. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the 1934 Act (as defined below) and is in full compliance with all reporting requirements of the 1934 Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. (Principal Market shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board.) As of the date hereof, the Principal Market is the American Stock Exchange, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such posting or listing.

                  g. SEC Documents, Financial Statements. During the Company's last two (2) fiscal years, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, subject to, with respect to certain SEC Documents, the filing of an amendment to such SEC Documents, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Buyer and referred to in
Section 2(d) of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

         4.       COVENANTS

                  a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

                  b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

                  c. Reporting Status. Until the earlier of (i) the date as of which Buyer may sell all the Common Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act, or (ii) the date on which Buyer has sold all the Common Shares and Warrant Shares, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Buyer shall give notice to the Company when it has sold all of the Common Shares and Warrant Shares.

                  d. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the exercise of the Warrant.

                  f. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply with the terms thereof.

         5.       TRANSFER AGENT INSTRUCTIONS

                  Buyer acknowledges that the Securities shall be "restricted" securities, that the Stock Certificates, the stock certificates for the Warrant Shares and the Warrant shall bear the restrictive legend specified in Section 2(g) of this Agreement, and that stop-transfer instructions have been given by the Company to its transfer agent with respect to the Securities. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by Buyer of any of the Securities is not required under the 1933 Act or any applicable state securities or blue sky laws, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

                  The obligation of the Company hereunder to sell the Securities is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. The parties shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to each other.

                  b. Buyer shall have delivered the Purchase Price to the Company by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Company.

                  c. The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date. The Company shall have received a certificate, executed by an executive officer of the Buyer, dated as of the Closing Date, to the foregoing effect and as to such other matters reasonably requested by the Company

         7.       CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

                  The obligation of Buyer hereunder to purchase the Securities is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

                  a. The parties shall have executed this Agreement and delivered the same to each other.

                  b. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  c. Until the Closing Date, the Common Stock shall be authorized for quotation on the American Stock Exchange ("AMEX") and trading in the Common Stock shall not have been suspended by the SEC or AMEX.

                  d. The Company shall have delivered the Stock Certificates to the Buyer.

         8.       GOVERNING LAW; MISCELLANEOUS

                  a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause three (3) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  Galaxy Nutritional Foods, Inc.
                  2441 Viscount Row
                  Orlando, FL 32809
                  Telephone: (407) 855-5500
                  Telecopy: (407) 855-1099
                  Attention: Mr. Angelo S. Morini

                  With copy to:

                  Baker & Hostetler LLP
                  200 South Orange Avenue
                  Orlando, FL 32801
                  Telephone: (407) 649-4000
                  Telecopy: (407) 841-0168
                  Attention: Kenneth C. Wright, Esq.

                  If to Buyer:

                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Telephone:  (407) ___________
                  Telecopy:  (407)  ___________


Each party shall provide notice to the other party of any change in address.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

                  h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. The representations and warranties of the Company and Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 8(g), 8(h), 8(k) and 8(l), and this subsection shall survive the closing for a period of two (2) years thereafter.

                  k. Publicity. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release with respect to such transactions as the Company determines is required by applicable law and regulations.

                  l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  m. Termination. In the event that the closing shall not have occurred on or before five (5) days from the date hereof, this Agreement shall terminate at the close of business on such date.

         IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                          "Company"

                                          GALAXY NUTRITIONAL FOODS, INC.


                                          By:
                                             ----------------------------------
                                          Name:  Angelo S. Morini
                                          Title:  Chief Executive Officer


                                          "Buyer"


                                          -------------------------------------
                                          Name:
                                                -------------------------------